Exhibit 99.1
Arcadia Resources Announces Prime Vendor Agreement and
$5 Million Line of Credit with H. D. Smith
INDIANAPOLIS, Ind., April 26, 2010 — Arcadia Resources, Inc. (NYSE Amex: KAD), a leading provider of innovative consumer health care services under the Arcadia HealthCare? brand, today announced a new three-year prime vendor agreement and $5 million line of credit with H. D. Smith, a leading national pharmaceutical wholesaler.
“This agreement, together with the line of credit, represents a significant milestone for the growth and success of our Company,” said Marvin R. Richardson, President and Chief Executive Officer of Arcadia HealthCare. “By securing this line of credit, we have access to additional capital to fund the growth of our DailyMed™ Pharmacy business. In addition, the new prime vendor agreement will reduce the purchasing cost of our brand and generic pharmaceutical products.”
“We are excited to enter into a relationship with Arcadia as we believe DailyMed employs an innovative approach in medication therapy management for pharmacy customers and their patients,” said Dale Smith, Chairman and Chief Executive Officer of H. D. Smith. “DailyMed provides customers with a novel delivery system used to improve medication compliance, leading to better outcomes and reduced healthcare costs. Our confidence in working with Arcadia is underscored by our willingness to financially support what we anticipate will be an equally successful collaboration for both companies.”
Under the terms of the prime vendor agreement, H. D. Smith will become the primary supplier of pharmaceutical products for Arcadia’s DailyMed Pharmacy program, beginning immediately, through April 23, 2013. Additionally, Arcadia’s pharmacy business may borrow up to $5 million from H. D. Smith based upon Arcadia’s borrowing base as defined in the credit agreement.
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About Arcadia HealthCareSM
Arcadia HealthCare is a service mark of Arcadia Resources, Inc. (NYSE Amex: KAD), and is a leading provider of home care, medical staffing and pharmacy services under its proprietary DailyMed program. The Company, headquartered in Indianapolis, Indiana, has 65 locations in 20 states. Arcadia HealthCare’s comprehensive solutions and business strategies support the Company’s vision of “Keeping People at Home and Healthier Longer.”
DailyMed™ Pharmacy dispenses a monthly cycle of a patient’s prescriptions, over-the-counter medications and vitamins, and organizes them into pre-sorted packets clearly marked with the date and time the medications should be taken. In the dispensing process, a DailyMed pharmacist reviews each patient’s medication profile and utilizes state-of-the-art medication therapy management tools to improve the safety and efficacy of the medications being dispensed. A DailyMed pharmacist provides routine communication with the patient, the primary care physician, caregivers and payers to maximize the pharmaceutical care administered. The DailyMed program improves patient care and drug utilization while reducing drug and hospitalization costs for private and government payers.

About H. D. Smith
Headquartered in Springfield, Illinois, H. D. Smith is the largest privately held national full-line, full-service wholesaler that provides a complete line of pharmaceuticals, OTCs, HBAs, home healthcare products, durable medical equipment, seasonal merchandise and a wide array of marketing programs to retail pharmacies, regional chains and health systems. The company has distribution facilities in California, Florida, Kentucky, Illinois, New Hampshire, New Jersey and Texas that service major markets throughout the United States. Additional information about H. D. Smith can be found at www.hdsmith.com
Forward-Looking Statements
This press release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company, Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission.
Contact:
Matthew Middendorf
Chief Financial Officer
mmiddendorf@arcadiahealthcare.com
317.569.8234 x106
Bill Bunting
In-Site Communications, Inc.
(212) 759-3929
bbunting@insitecony.com
Gil Bashe
Makovsky + Company
(212) 508-9672
gbashe@makovsky.com